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                                                                       EXHIBIT 6
                                                                  Code of Ethics



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ROYAL GROUP        Version: 1            Effective Date:             Page 1 of 4
TECHNOLOGIES                             OCTOBER 1, 2003
  LIMITED
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                   Title:
    RGTL              CODE OF ETHICS FOR OUR PRINCIPAL EXECUTIVE
   POLICY             OFFICERS AND SENIOR FINANCIAL OFFICERS
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1.       PURPOSE AND SCOPE

1.1 Purpose. The purpose of this Code of Ethics to establish minimum guidelines of business conduct required of Royal Group Technologies Limited's ("Royal") Principal Officers (as defined below) in the conduct of Royal's business. The Principal Officers bear a special responsibility for promoting transparency, integrity and honesty throughout Royal and ensuring that Royal's disclosure in the reports that it files or submits to the Canadian Securities Administrators ("CSA") and/or the U.S. Securities and Exchange Commission ("SEC") is full, fair, accurate, timely and understandable.

1.2 Scope. This Code of Ethics is applicable to the Royal's chief executive officer, president, chief financial officer, controller or principal accounting officer, or any person performing similar functions (which are referred to in this Code of Ethics as "Principal Officers"). References in this Code of Ethics to Royal mean Royal Group Technologies Limited or any of its subsidiaries.

1.3 Changes or Waivers. In accordance with the rules of the SEC, any change in or waiver of this Code will be disclosed in our annual report on Form 40-F. A waiver of this Code of Ethics will only be granted by Royal's Board of Directors or the Nomination and Corporate Governance Committee of the Board. In addition, a copy of this Code will be filed as an exhibit to Royal's annual report on Form 40-F or posted on Royal's website (in which case, Royal must also disclose in its annual report the internet address of its website and that it has posted the Code in this manner) or an undertaking will be provided by Royal in its annual report on Form 40-F to provide a copy without charge upon request.


2.       CONFLICTS OF INTEREST

2.1 A conflict of interest occurs when your personal interests interfere, or appear to interfere, in any way, with the interests of Royal. A conflict of interest can arise either when you have interests that may make it difficult for you to perform your professional obligations fully or when you otherwise take action for your direct or indirect benefit or the direct or indirect benefit of a third party that is inconsistent with the interests of Royal. Conflicts of interest also arise when you, or a member of your family, receive improper personal benefits as a result of your position at Royal. Loans to, or guarantees of obligations of, any employees, officers, directors or any of their family members are likely to pose conflicts of interest, as are transactions of any kind between Royal and any other entity in which you or any member of your family have a material interest.

2.2 As a Principal Officer, you are to avoid any investment, interest, association or other relationship that interferes, might interfere, or might appear to interfere, with your independent exercise of judgment in the Company's best interest and otherwise with your professional obligations to the Company.

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2.3      Any conflict of interest or potential conflict of interest must be disclosed as soon as possible to the Chairman of the Nomination and Corporate Governance Committee and to the General Counsel.

2.4 WHILE IT IS NOT FEASIBLE TO SPECIFY ALL THE ACTIVITIES THAT MAY GIVE RISE TO A CONFLICT OF INTEREST, OR THE APPEARANCE OF ONE, THE FOLLOWING ARE SOME RULES REGARDING SPECIFIC AREAS WHERE SUCH CONFLICT MIGHT OCCUR. THESE RULES ARE NOT EXHAUSTIVE AND DO NOT LIMIT THE GENERALITY OF THE CONFLICT OF INTEREST POLICY.

         Personal Investments. Ownership by a Principal Officer (or a member of his or her immediate family) of a financial or other beneficial interest in any enterprise that does business with or is a competitor of Royal is prohibited unless approved in writing by the Nomination and Corporate Governance Committee.

         Corporate Opportunities. Principal Officers are prohibited from (a) taking for themselves personally opportunities that are properly within the scope Royal's activities, (b) using corporate property, information or position for personal gain, and (c) competing with Royal.

         Business Affiliations. Except with the prior written approval of the Nomination and Corporate Governance Committee, it is prohibited for any Principal Officer to serve as a director, officer, consultant, employee or in any other capacity in any enterprise (other than a subsidiary of Royal) that: (a) is a competitor of Royal; or (b) conducts or seeks to conduct business with Royal; or (c) directly interferes or has the appearance of interfering with the performance of such person's duties as a director, officer or employee.


3.       DISCLOSURE

3.1 As you are aware, full, fair, accurate, timely and understandable disclosure in the reports and other documents that Royal files with, or submits to the CSA and to the SEC and in our other public communications is critical for us to maintain our good reputation, to comply with our obligations under the securities laws and to meet the expectations of our shareholders and other members of the investment community.

3.2      Compliance with the applicable generally accepted accounting principles
         (GAAP) is required at all times. However, technical compliance with GAAP may not be sufficient and, to the extent that technical compliance with GAAP would render financial information that Royal reports misleading, additional disclosure will be required.

3.3 Compliance with Royal's system of internal accounting controls is required at all times, and no action designed to circumvent such controls and procedures will be tolerated.

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3.4      Company records must be retained or properly disposed of in accordance with established financial policies and applicable legal and regulatory requirements.


4.       FINANCIAL RECORDS

4.1 Principal Officers are responsible for establishing and managing our financial reporting system to ensure that:

         i.       all business transactions are properly authorized.

         ii. all records fairly and accurately reflect in reasonable detail Royal's assets, liabilities, revenues and expenses.

         iii. Royal's accounting records do not contain any false or intentionally misleading entries.

         iv. no transactions are intentionally misclassified as to accounts, departments or accounting periods.

         v. all transactions are supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period.

         vi. no information is concealed from the internal auditors, the independent auditors, the Board of Directors and its Committees.

5.       COMPLIANCE WITH LAWS

5.1 Principal Officers are expected to comply with all applicable laws and governmental rules and regulations, including insider trading laws. You will be responsible for establishing and maintaining procedures to:

         i. educate members of the Finance Department about applicable laws and governmental rules and regulations;

         ii. monitor compliance of the Finance Department with applicable laws and governmental rules and regulations.

         iii. identify any possible violations of applicable laws and governmental rules and regulations and report to the Nomination and Corporate Governance Committee and correct in a timely and effective manner any violations of applicable laws or governmental rules and regulations.


6.       STANDARD OF CONDUCT

6.1 Principal Officers will promote the ethical and honest conduct in the Finance Department and throughout Royal in accordance with Royal's Employee Relations Policy. You will be responsible for establishing and maintaining procedures that:

         i.       encourage and reward professional integrity;

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         ii.      eliminate any pressure or incentive to achieve specific
                  financial results by altering any records or other entries, or willfully misapplying accounting policies or GAAP, or by entering into transactions that are designed to circumvent accounting controls or otherwise disguise the true nature of the transaction; and

         iii. encourage members of the Finance Department to report deviations from accounting policies and practices.


7.       COMPLIANCE WITH THIS CODE & ACCOUNTABILITY

7.1 Royal expects ethical behavior in all its business activities. Principal Officers are encouraged to speak to the General Counsel at any time if there is any doubt about the best course of action in a particular situation.

7.2 Violations of this Code of Ethics for our Principal Executive Officers and Senior Financial Officers, including failures to report potential violations by others, will be viewed as a severe disciplinary matter that may result in measures including termination of employment.

7.3 You are expected to report any violations of laws, rules and regulations of this Code of Ethics promptly to the Chairman of the Nomination and Corporate Governance Committee and to the General Counsel.

7.4 It is against Royal policy to retaliate against an employee for good faith reporting violations of this Code of Ethics.

7.5 Royal's Nomination and Corporate Governance Committee will be responsible for monitoring compliance with this Code of Ethics. The Nomination and Corporate Governance Committee will assess the adequacy of the Code of Ethics periodically and recommend any changes to Royal's Board of Directors.




ATTACHMENT: ACKNOWLEDGEMENT




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                                 ACKNOWLEDGEMENT



I hereby acknowledge that I have read and understand Royal Group Technologies Limited's Code of Ethics for Our Principal Executive Officers and Senior Financial Officers (the "Code of Ethics") and I agree that I will fully comply with the policies and procedures contained therein. I understand my obligation to observe the Code of Ethics, including my obligation to report promptly to the Chairman of the Nomination and Corporate Governance Committee and to the General Counsel if I have any questions or concerns regarding conduct prohibited by the Code of Ethics or if I have reason to believe that any other employee is or has engaged in conduct prohibited by the Code of Ethics or that any other person or firm representing Royal Group Technologies Limited is or has engaged in such conduct. By my signature below, I agree that I will observe the Code of Ethics.


                                         _______________________________________

                                         Printed Name: _________________________

                                         Company: ______________________________

                                         Title/Position: _______________________

                                         Date: _________________________________


         THIS FORM, WHEN COMPLETED, SHOULD BE DELIVERED TO ROYAL GROUP
                     TECHNOLOGIES LIMITED'S GENERAL COUNSEL